Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2016 FIRST QUARTER FINANCIAL RESULTS

Reconciliation of non-GAAP financial measures, including FFO, Adjusted FFO, Property NOI, EBITDA and Adjusted EBITDA
are included in the accompanying financial tables.

•	First Quarter 2016 AFFO Per Share of $0.11 on Annualized Basis, in line with management's guidance of $0.11-$0.12.

•	Leasing spread of 7.39% on renewals-the 13th consecutive quarter of positive rent spreads.

•	Subsequent to the quarter end, Wheeler completed the acquisition of the A-C Portfolio, increasing the Company's guidance of annualized AFFO per share to $0.16-$0.17 for the second quarter 2016.

Virginia Beach, VA –May 4, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for the three month period ended March 31, 2016.

2016 First Quarter Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased by 77.3% or $4.0 million for the three month period ended March 31, 2016.

•	Net Operating Income ("NOI") from continuing operations increased by 84.7% to approximately $6.1 million for the three month period ended March 31, 2016.

•	Adjusted Funds from Operations ("AFFO") of $0.03 per common share and common unit ("Operating Partnership Unit" or "OP Unit")

•	Average rental rate increase on renewals signed during the quarter was 7.39%.

•	Occupancy rate of 93.9% at March 31, 2016.

•
For the three month period, the Company declared monthly cash dividends of approximately $0.0175 per share. On an annualized basis, this amounted to a dividend of $0.21 per common share and OP Unit, or a 16.8% dividend yield based on the March 31, 2016 closing price of $1.25 per share.

•
As of March 31, 2016, Wheeler’s property portfolio included 42 properties with a gross leasable area of 3,151,358 square feet and ten undeveloped properties totaling approximately 83 acres of land. As of March 31, 2015, the Company owned 31 properties with a gross leasable area of 2,029,073 square feet and owned seven undeveloped properties totaling approximately 66 acres of land.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, "The first quarter of 2016 was another operationally sound period for Wheeler. Occupancy on our same store portfolio held steady at 95.1% and we continue to see strong leasing momentum across the balance of the portfolio. Leasing spreads on renewals trended upward for the thirteenth straight quarter demonstrating that our strong belief of acquiring defensive assets in secondary and tertiary markets remains accretive to shareholders. I feel confident that we will continue to see internal growth in the portfolio operations and the positive trend reports will remain.”

“With the acquisition of the A-C portfolio in April, we feel that we have tremendous upside to deliver value to our shareholders and are already seeing accretive benefits as compared to the original underwriting of the portfolio six months ago. We are steadfast in our pursuit of maximizing shareholder value and are optimistic that our strategic business plan and path for dividend coverage in the second half of 2016 will allow us to meet that goal.”

2016 First Quarter Financial Review

•
For the three months ended March 31, 2016, total revenue from continuing operations increased by approximately 77.3% to $9.1 million, compared with total revenue from continuing operations of $5.2 million for the same prior year period.

•
Net loss attributable to Wheeler REIT common shareholders for the three months ended March 31, 2016 was $3.7 million, or $0.06 per basic and diluted share, compared to a net loss of $6.3 million, or $0.80 per basic and diluted share, during the same 2015 period. The decrease in net loss for the three months ended March 31, 2016 was primarily due to the reduction of preferred stock and the incremental NOI derived from the fourteen retail property acquisitions occurring subsequent to March 31, 2015, partially offset by additional depreciation, amortization, and interest expense. Earnings during the three month period were also impacted by $0.7 million in non-recurring expenses related to acquisitions, capital activities, and other activities during the quarter.

•
Wheeler reported FFO available to common shareholders and holders of OP Units for the three months ended March 31, 2016 of $0.9 million, or $0.01 per share of Common Stock and OP Unit, compared to $(2.3) million, or $(0.20) per share of Common Stock and OP Unit for the prior year period.

•
AFFO for the three months ended March 31, 2016 was $1.9 million, or $0.03 per share of Common Stock and OP Unit, compared to $(0.9) million, or $(0.08) per common share and OP Unit for the same period of the prior year.

•
Proforma AFFO, which assumes the A-C portfolio acquisition, as well as all financings, share issuances and cost containment initiatives occurred on January 1, 2016, is $0.04 per share of common stock and OP Unit.

•	NOI from continuing operations increased by 84.7% to $6.1 million for the three months ended March 31, 2016, as compared to NOI from continuing operations of $3.3 million for the prior year period.

•	Adjusted EBITDA was $4.5 million for the three months ended March 31, 2016, as compared to $2.4 million of Adjusted EBITDA for the three months ended March 31, 2015.

Leasing Review

•
For the three months ended March 31, 2016, the Company executed ten renewals totaling 32,056 square feet at a weighted-average increase of $0.93 per square foot, representing an increase of 7.39% over prior rates.

•	For the three months ended March 31, 2016, Wheeler signed ten new leases totaling approximately 18,937 square feet with a weighted-average rate of $14.03 per square foot.

•
Approximately 8.57% of Wheeler’s gross leasable area is subject to leases that expire during the twelve months ending March 31, 2017. Based on recent market trends, the Company believes that tenants will renew these leases at amounts and terms comparable to existing lease agreements.

•
Same-store NOI year-over-over growth for the three months ended March 31, 2016, was 0.7% on a GAAP basis and 2.0% on a cash basis. The same-store pool comprises the 1.7 million square feet that the Company owned as of January 1, 2015. Same-store results were driven by flat occupancy at 95.1% in both the three months ended March 31, 2016 and the year-ago period, and 2.3% growth in rents per square foot.

Balance Sheet Summary

•	The Company’s cash and cash equivalents were $7.0 million at March 31, 2016, compared to $10.7 million at December 31, 2015.

•	Wheeler’s net investment properties as of March 31, 2016 (including assets held for sale) totaled at $238.8 million, as compared to $240.0 million as of December 31, 2015.

•
The Company’s total debt was $191.6 million (including debt associated with assets held for sale) at March 31, 2016, compared to $191.3 million at December 31, 2015. Wheeler’s weighted-average interest rate and term of its debt (including debt associated with assets held for sale) was 4.68% and 7.42 years, respectively, at March 31, 2016, compared to 4.71% and 7.60 years, respectively, at December 31, 2015.

Dividend Distribution

•	For the three months ended March 31, 2016, the Company declared approximately $3.7 million in dividend payments for common shareholders and unitholders.

•	For the three months ended March 31, 2016, the Company declared approximately $0.4 million in dividends to the Series A and Series B preferred stock shareholders.

Subsequent Activity

•
On April 12, 2016, the Company completed its acquisition of 14 retail shopping centers located in Georgia and South Carolina (collectively the “A-C Portfolio”) at an 8.85% cap rate for an aggregate purchase price of $71 million, paid through a combination of cash, debt and the issuance of 888,889 common units in its operating partnership, Wheeler REIT, L.P. (the "Operating Partnership"). Collectively, the A-C Portfolio totals 605,358 square feet of gross leasable area, and was 92% leased as of the acquisition date by 77 primarily retail tenants. Each property is anchored by either a Bi-Lo, Harris Teeter or Piggly Wiggly grocery store.

•
In connection with the closing of the A-C Portfolio, the Operating Partnership, as borrower, and Revere High Yield Fund, LP, a Delaware limited partnership (“Revere”), as lender, entered into a Term Loan Agreement dated as of April 8, 2016 (“Revere Term Loan”) in the principal amount of $8.0 million. The Revere Term Loan has a maturity date of April 30, 2017 and an interest rate of 8% per annum. The Company and certain of its subsidiaries serve as guarantors under the Revere Term Loan. The proceeds of the Revere Term Loan were used as partial consideration for the purchase of the A-C Portfolio. A warrant (“Warrant”) to purchase an aggregate of 6,000,000 shares of the Company’s Common Stock serves as collateral for the Revere Term Loan.

•
In connection with the Revere Term Loan, the Company and Revere entered into a Warrant Agreement dated as of April 8, 2016 (“Revere Warrant Agreement”), pursuant to which the Company agreed to issue the Warrant to Revere. The terms of the Revere Warrant Agreement provide that solely in the event of an Event of Default (as defined in the Revere Term Loan) under the Revere Term Loan, Revere shall have the right to purchase an aggregate of up to 6,000,000 shares of the Company’s Common Stock for an exercise price equal to $0.0001 per share. The Warrant is exercisable at any time and from time to time during the period starting on April 8, 2016 and expiring on April 30, 2017 at 11:59 p.m., Virginia Beach, Virginia time, solely in the event of an Event of Default under the Revere Term Loan. The Company will not receive any proceeds from the issuance of the Warrant; rather the Warrant serves as collateral for the Revere Term Loan, the proceeds of which were used as partial consideration for the A-C Portfolio.

•
On April 12, 2016, the Operating Partnership, entered into a First Amendment and Joinder Agreement (“First Amendment”) to the Credit Agreement dated May 29, 2015 with KeyBank National Association (“KeyBank”). The First Amendment increased the $45.0 million revolving credit line with KeyBank to approximately $67.2 million of which approximately $60.4 million was used to fund the purchase of the A-C Portfolio in part. Pursuant to the terms of the First Amendment, the pricing of the increased credit facility is now 500 basis points above 30-day LIBOR. The credit facility will revert back to the reduced pricing in the original credit agreement upon the Company meeting certain repayment and leverage conditions by March 31, 2017.

•
On April 28, 2016, the Company and certain investors: Calapasas West Partners, L.P.; Full Value Partners, L.P.; Full Value Special Situations Fund, L.P.; MCM Opportunity Partners, L.P.; Mercury Partners, L.P.; Opportunity Partners, L.P.; Special Opportunities Fund, Inc.; and Steady Gain Partners, L.P. (collectively the “Bulldog Investors”) amended convertible 9% senior notes (“Amended Convertible Notes”) to purchase shares of the Company’s Common Stock. The current aggregate principal amount of the Amended Convertible Notes is $3,000,000 (“Principal Amount”). Pursuant to the terms of the Amended Convertible Notes, upon thirty (30) calendar days’ notice (“Notice”), the Company may prepay any portion of the outstanding Principal Amount and accrued and unpaid interest, if any, without penalty. In addition, upon Notice the Bulldog Investors may now exercise their right to convert all or any portion of the outstanding Principal Amount and any accrued but unpaid interest into shares of Common Stock any time prior to the repayment in full of the Amended Convertible Notes. The maximum number of shares of Common Stock issuable upon conversion of the Amended Convertible Notes is 1,417,079 shares.

2016 Outlook and Guidance
Management is reiterating its previously issued annualized AFFO Per Share guidance of $0.16-$0.17 for the Second Quarter 2016.

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended March 31, 2016, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

Forward-Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements.  The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the future generation of financial returns from the acquisition of ‘necessity based’ retail focused properties; (ii) the Company’s ability to complete future acquisitions of properties and achieving proper scale; (iii) the Company's expectation to have high occupancy rates; (iv) the future generation of financial growth from the Company's anticipated execution of its business plan; (v) the Company's anticipated positive trajectory towards dividend coverage in the second half of 2016; (vi) annualized AFFO Per Share guidance of $0.16-$0.17 for the Second Quarter 2016; (vii) the anticipated implementation of the Company’s acquisition strategy; and (viii) the anticipated ability to produce returns and growth for the Company and its shareholders are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:	INVESTOR RELATIONS:
-OR-

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Wilkes Graham	Terry Downs

Chief Financial Officer	Associate

(757) 627-9088 / wilkes@whlr.us	(212) 836-9615 / tdowns@equityny.com

Robin Hanisch	Adam Prior

Corporate Secretary	Senior Vice-President

(757) 627-9088 / robin@whlr.us	(212) 836-9606 / aprior@equityny.com

Laura Nguyen
Director of Capital Markets
(757) 627-9088 / lnguyen@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2016	2015
	(unaudited)
REVENUE:
Rental revenues	$6,742,193	$3,789,277
Asset management fees	254,891	212,298
Commissions	152,846	108,893
Tenant reimbursement and other income	1,988,732	1,043,284

Total Revenue	9,138,662	5,153,752

OPERATING EXPENSES:
Property operations	2,675,025	1,553,674
Non-REIT management and leasing services	377,408	369,775
Depreciation and amortization	4,880,087	3,000,978
Provision for credit losses	87,526	47,198
Corporate general & administrative	2,281,108	2,308,964

Total Operating Expenses	10,301,154	7,280,589

Operating Loss	(1,162,492)	(2,126,837)

Interest expense	(2,419,815)	(2,142,719)

Net Loss from Continuing Operations	(3,582,307)	(4,269,556)

Net Income from Discontinued Operations	20,525	46,367

Net Loss	(3,561,782)	(4,223,189)

Less: Net loss attributable to noncontrolling interests	(332,876)	(462,376)

Net Loss Attributable to Wheeler REIT	(3,228,906)	(3,760,813)

Preferred stock dividends	(511,300)	(2,502,223)

Net Loss Attributable to Wheeler REIT Common Shareholders	$(3,740,206)	$(6,263,036)

Loss per share from continuing operations:
Basic and Diluted	$(0.06)	$(0.81)
Earnings per share from discontinued operations	—	0.01
	$(0.06)	$(0.80)

Weighted-average number of shares:
Basic and Diluted	66,272,926	7,806,467

Dividends declared per common share	$0.05	$0.09

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS:
Investment properties, net	$237,543,972	$238,764,631
Cash and cash equivalents	7,029,642	10,706,185
Restricted cash	7,180,925	7,364,375
Rents and other tenant receivables, net	3,060,825	3,452,700
Goodwill	5,485,823	5,485,823
Assets held for sale	1,682,526	1,692,473
Above market lease intangibles, net	5,981,123	6,517,529
Deferred costs and other assets, net	33,982,124	35,259,526

Total Assets	$301,946,960	$309,243,242

LIABILITIES:
Loans payable	$184,970,426	$184,629,082
Liabilities associated with assets held for sale	1,981,136	1,992,318
Below market lease intangible, net	7,256,541	7,721,335
Accounts payable, accrued expenses and other liabilities	6,522,190	7,533,769
Total Liabilities	200,730,293	201,876,504

Commitments and contingencies

EQUITY:
Series A preferred stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding, respectively)	452,971	452,971
Series B preferred stock (no par value, 3,000,000 shares authorized, 729,119 shares issued and outstanding, respectively)	17,173,672	17,085,147
Common stock ($0.01 par value, 150,000,000 and 75,000,000 shares authorized, 66,314,380 and 66,259,673 shares issued and outstanding, respectively)	663,143	662,596
Additional paid-in capital	220,171,165	220,370,984
Accumulated deficit	(147,526,640)	(140,306,846)
Total Shareholders' Equity	90,934,311	98,264,852

Noncontrolling interests	10,282,356	9,101,886

Total Equity	101,216,667	107,366,738

Total Liabilities and Equity	$301,946,960	$309,243,242

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited)

	Three Months Ended March 31,
	Same Stores		New Stores		Total		Period Over Period Changes
	2016	2015	2016	2015	2016	2015	$	%
Net income (loss)	$(2,615,395)	$(3,541,784)	$(946,387)	$(681,405)	$(3,561,782)	$(4,223,189)	$661,407	15.66%
Depreciation of real estate assets from continuing operations	1,971,902	2,562,185	2,908,185	438,793	4,880,087	3,000,978	1,879,109	62.62%
Depreciation of real estate assets from discontinued operations	—	207,455	—	28,051	—	235,506	(235,506)	(100.00)%
Depreciation of real estate assets	1,971,902	2,769,640	2,908,185	466,844	4,880,087	3,236,484	1,643,603	50.78%

FFO	$(643,493)	$(772,144)	$1,961,798	$(214,561)	$1,318,305	$(986,705)	$2,305,010	233.61%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Adjusted Funds From Operations (AFFO) (unaudited)
	Three Months Ended March 31,
	2016	2015 (3)
Net (loss)	$(3,561,782)	$(4,223,189)
Depreciation of real estate assets from continuing operations	4,880,087	3,000,978
Depreciation of real estate assets from discontinued operations	—	235,506
Depreciation of real estate assets	4,880,087	3,236,484
FFO	1,318,305	(986,705)
Preferred stock dividends	(511,300)	(2,502,223)
Preferred stock accretion adjustments	88,525	1,211,202
FFO available to common shareholders and common unitholders	895,530	(2,277,726)
Acquisition costs	413,310	653,242
Capital related costs	62,169	68,518
Other non-recurring and non-cash expenses (1)	237,460	89,500
Share-based compensation	150,250	45,000
Straight-line rent	(7,106)	(57,577)
Loan cost amortization	189,542	486,198
Above (below) market lease amortization	71,612	195,729
Recurring capital expenditures and tenant improvement reserves	(139,183)	(130,900)
AFFO	$1,873,584	$(928,016)

Weighted Average Common Shares	66,272,926	7,806,467
Weighted Average Common Units	4,703,249	3,540,576
Total Common Shares and Units	70,976,175	11,347,043
FFO per Common Share and Common Units	$0.01	$(0.20)
AFFO per Common Share and Common Units	$0.03	$(0.08)
Pro Forma AFFO per Common Share and Common Units (2)	$0.04

(1)    Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our March 2016 Quarterly Report on Form 10-Q.
(2)    Pro forma AFFO assumes the A-C Portfolio acquisition, as well as all financings, share issuances and cost containment initiatives, had occurred on January 1, 2016. Additionally, we excluded all non-recurring expenses detailed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our March 2016 Quarterly Report on Form 10-Q and any additional common stock and common units issued during the three months ended March 31, 2016 were outstanding for the entire period. The Pro forma AFFO is being presented solely for purposes of illustrating the potential impact of these transactions as if they occurred on January 1, 2016, based on information currently available to management, and is not necessarily indicative of what actual results would have been had the transactions referred to above occurred on January 1, 2016.
(3)    We adjusted the 2015 previously reported AFFO to be consistent with the 2016 AFFO presentation, primarily as it relates to the treatment of capital expenditures, non-cash costs, and other non-recurring expenses. Additionally, we did not provide Pro Forma AFFO per common share and common unit for 2015 as we consider it not meaningful to the 2016 presentation.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Property revenues	$8,730,925	$4,832,561
Property expenses	2,675,025	1,553,674

Property Net Operating Income	6,055,900	3,278,887

Asset Management and Commission Revenues	407,737	321,191

Non-REIT management and leasing services	377,408	369,775
Depreciation and amortization	4,880,087	3,000,978
Provision for credit losses	87,526	47,198
Corporate general & administrative	2,281,108	2,308,964

Total Other Operating Expenses	7,626,129	5,726,915

Interest expense	2,419,815	2,142,719

Net Loss from Continuing Operations	(3,582,307)	(4,269,556)
Net Income from Discontinued Operations	20,525	46,367
Net Loss	$(3,561,782)	$(4,223,189)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Net Loss	$(3,561,782)	$(4,223,189)
Add back: Depreciation and amortization (1)	4,951,699	3,432,213
Interest Expense (2)	2,441,923	2,378,464
EBITDA	3,831,840	1,587,488
Adjustments for items affecting comparability:
Acquisition costs	413,310	653,242
Capital related costs	62,169	68,518
Other non-recurring expenses (3)	191,000	89,500
	$4,498,319	$2,398,748
(1) Includes above (below) market lease amortization and amounts associated with assets held for sale.
(2) Includes loan cost amortization and amounts associated with assets held for sale.
(3) Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our March 2016 Quarterly Report on Form 10-Q.